EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, John L. Walsh, Chief Executive Officer, and I, Donald E. Brown, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-K for the period ended September 30, 2010 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

*   *   *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ John L. Walsh	/s/ Donald E. Brown

John L. Walsh	Donald E. Brown

Date: November 19, 2010	Date: November 19, 2010